 UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 19, 2015

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Cross Country Healthcare, Inc.
(Exact name of registrant as specified in its charter)

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Delaware	0-33169	13-4066229
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6551 Park of Commerce Blvd., N.W., Boca Raton, FL 33487
(Address of Principal Executive Office) (Zip Code)

(561) 998-2232
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement

On October 19, 2015, Cross Country Healthcare, Inc. (“Company”) entered into a definitive agreement with Dennis Ducham, Emily Serebryany, the Emily Serebryany Trust dated 4/16/14, Val Serebryany, and the Val Serebryany Family Trust dated 2/18/14 to acquire all of the membership interests of Mediscan, LLC., Mediscan Diagnostic Services, LLC, and Mediscan Nursing Staffing, LLC (collectively “Mediscan”).  For income tax purposes the transaction will be treated as a purchase of assets. Founded in 1995 and headquartered in Woodland Hills, CA, Mediscan provides temporary healthcare staffing and workforce solutions to both the healthcare and education markets.  While largely concentrated in California, Mediscan provides services across 11 states to more than 300 clients through more than 70 specialties.  One of Mediscan’s founding members, Val Serebryany, as well as its President and Chief Executive Officer, Dennis Ducham, will remain with the business after the transaction closes. For the year ended December 31, 2014 and the eight-month period ended August 31, 2015, Mediscan had combined unaudited revenue of $32.1 million and $25.6 million, respectively.

According to the terms of the agreement, the purchase price includes $28 million in cash and $5 million in shares of the Company’s Common Stock, and is subject to a net working capital adjustment.   Sellers are also eligible to receive an earn-out based on Mediscan’s 2016 and 2017 performance that could provide up to an additional $7 million of cash over the two years.  The Company is financing the acquisition through a combination of cash-on-hand and borrowings under its senior credit facility.   The 349,871 shares of Common Stock to be delivered at the closing will be subject to a lockup period.  The Company will use cash on hand and borrowings under its senior credit facility to finance the transaction.

Consummation of the transaction is subject to customary closing conditions.  It is anticipated that the Closing will occur during the fourth quarter of 2015.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Stock Purchase Agreement filed as Exhibit 1.01 to this Form 8-K.

Item 8.01  Other Events

Incorporated by reference is a press release issued by the Company on October 19, 2015 and attached hereto as Exhibit 99.1.  The information is being furnished under Item 8.01 and Exhibit 99.1 and shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended or otherwise subject to the liability of such section.

Item 9.01  Financial Statements and Exhibits

Exhibit	Description

1.01	Stock Purchase Agreement, dated October 19, 2015, by and among Dennis Ducham, Emily Serebryany, Emily Serebryany Trust dated 4/16/14, Val Serebryany, and Val Serebryany Family Trust dated 2/18/14

99.1	Press release issued by the Company on October 19, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CROSS COUNTRY HEALTHCARE, INC.

By:	/s/ William J. Burns
Name:	William J. Burns
Title:	Chief Financial Officer

Dated: October 19, 2015

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